Exhibit 99.2

Safend, Ltd.

CONSOLIDATED FINANCIAL STATEMENTS

as prepared under U.S. generally accepted accounting principles

December 31, 2010 and 2009

Safend, Ltd. — December 31, 2010 and 2009

Independent Auditors’ Report

To the Shareholders of

Safend, Ltd.:

We have audited the accompanying consolidated balance sheet of Safend, Ltd. and its subsidiaries (“the Company”) as of December 31, 2010 and 2009 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2010 and 2009 and the consolidated results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Brightman Almagor Zohar &Co.

Tel Aviv, Israel

February 28, 2011

Safend, Ltd. — December 31, 2010 and 2009

CONSOLIDATED BALANCE SHEET

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$983,256	$706,858
Restricted cash	19,550	19,550
Trade accounts receivable	1,947,719	1,477,275
Short term investments	—	108,031
Other current assets	775,319	678,426
Total current assets	3,725,844	2,990,140
Long-term assets	12,004	35,002
Property and equipment:
Cost	905,593	824,447
Less — Accumulated depreciation and amortization	(725,795)	(592,625)
Property and equipment, net	179,798	231,822
Total assets	3,917,646	3,256,964
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	282,845	165,983
Other current liabilities	1,992,005	2,163,398
Short-term bank loan	1,001,260	—
Convertible loan	119,488	—
Total current liabilities	3,395,598	2,329,381
Convertible loan	—	504,102
Long-term deferred revenue	420,859	185,104
Liability for severance pay, net	79,632	78,399
Total long-term liabilities	500,491	767,605
Total liabilities	3,896,089	3,096,986
Commitments and contingencies
Shareholders’ Equity:
Ordinary shares, NIS 0.01 par value; 22,025,931 and 9,000,000 shares authorized, 1,897,936 and 1,817,245 shares issued and outstanding as of December 31, 2010 and 2009, respectively	4,529	4,314
Series A Preferred shares, NIS 0.01 par value; 2,500,000 shares authorized, 1,986,300 shares issued and outstanding	4,611	4,611
Series B Preferred shares, NIS 0.01 par value; 4,034,522 shares authorized, 3,884,522 shares issued and outstanding	8,439	8,439
Series C Preferred shares, NIS 0.01 par value; 3,655,564 shares authorized, 3,655,564 shares issued and outstanding	10,180	10,180
Series D Preferred shares, NIS 0.01 par value; 3,835,653 shares authorized, 2,841,224 shares issued and outstanding as of December 31, 2010	7,585	—
Series D-1 Preferred shares, NIS 0.01 par value; 555,831 shares authorized, 555,831 shares issued and outstanding as of December 31, 2010	1,496	—
Additional paid-in capital	21,914,194	18,906,031
Accumulated other comprehensive income (loss)	(4,443)	3,811
Accumulated deficit	(21,925,034)	(18,777,408)
Total shareholders’ equity	21,557	159,978
Total liabilities & shareholders’ equity	$3,917,646	$3,256,964

The accompanying notes are an integral part of the consolidated financial statements.

Safend, Ltd. — December 31, 2010 and 2009

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2010	2009

Revenues	$6,207,594	$7,339,232

Cost of revenues	(289,663)	(274,439)

Gross Profit	5,917,931	7,064,793

Operating costs and expenses:
Research and development expenses, net	(3,532,442)	(3,530,860)
Marketing expenses, net	(4,135,377)	(3,795,609)
General and administrative expense	(1,150,677)	(991,817)
Total operating expenses	(8,818,496)	(8,318,286)

Operating loss before financing expenses, net	(2,900,565)	(1,253,493)

Financing expenses, net	(237,636)	(163,783)

Loss before income taxes	(3,138,201)	(1,417,276)

Tax expenses	(9,425)	(3,412)

Net loss	$(3,147,626)	$(1,420,688)

The accompanying notes are an integral part of the consolidated financial statements.

Safend, Ltd. — December 31, 2010 and 2009

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Preferred A shares		Preferred B shares		Preferred C shares		Preferred D shares		Preferred D-1 shares		Additional paid-in	Accumulated other comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	income	deficit	Total

Balance - January 1, 2009	1,782,211	$4,224	1,986,300	$4,611	3,884,522	$8,439	3,655,564	$10,180	—	$—	—	$—	$18,795,079	$—	$(17,356,720)	$(1,465,813)
Exercise of options	35,034	90	—	—	—	—	—	—	—	—	—	—	—	—	—	90
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	3,811	—	3,811
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	110,952	—	—	110,952
Net loss for the year	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,420,688)	(1,420,688)
Balance - December 31, 2009	1,817,245	4,314	1,986,300	4,611	3,884,522	8,439	3,655,564	10,180	—	—	—	—	18,906,031	3,811	(18,777,408)	159,978
Exercise of options	80,691	215	—	—	—	—	—	—	—	—	—	—	1,333	—	—	1,548
Issuance of common shares(*)	—	—	—	—	—	—	—	—	2,841,224	7,585	—	—	2,260,329	—	—	2,267,914
Conversion of convertible loan	—	—	—	—	—	—	—	—	—	—	555,831	1,496	376,469	—	—	377,965
Beneficial Conversion Feature	—	—	—	—	—	—	—	—	—	—	—	—	220,714	—	—	220,714
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,254)	—	(8,254)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	149,318	—	—	149,318
Net loss for the year	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,147,626)	(3,147,626)
Balance - December 31, 2010	1,897.936	$4,529	1,986,300	$4,611	3,884,522	$8,439	3,655,564	$10,180	2,841,224	$7,585	555,831	$1,496	$21,914,194	$(4,443)	$(21,925,034)	$21,557

(*)                   Net of issuance costs in the amount of approximately $147 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Safend, Ltd. — December 31, 2010 and 2009

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2010	2009
Operating activities
Net loss	$(3,147,626)	$(1,420,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	133,170	146,406
Increase in liability for severance pay, net	1,233	11,700
Stock-based compensation	149,318	110,952
Non-cash interest expenses on long and short-term loans	1,260	40,147
Interest and exchange rate differences on short-term investments	—	10,281
Doubtful debts expenses	20,693	7,103
Amortization expenses of Beneficial Conversion Feature	195,104	—
Interest and amortization of deferred costs on convertible	18,960	—
Changes in operating assets and liabilities:
Increase in trade accounts receivables	(491,137)	(575,952)
Increase in other current assets and long-term prepaid expenses	(73,876)	(319,941)
Increase (decrease) in trade accounts payable	118,510	(26,299)
Increase in other current liabilities and long-term deferred revenues	73,475	570,616

Net cash flows used in operating activities	(3,000,916)	(1,445,675)
Investing activities
Purchase of property and equipment	(81,146)	(44,109)
Changes in short term investments, net	103,786	76,375
Decrease in restricted cash	—	400
Net cash provided by investing activities	22,640	32,666
Financing activities
Receipt of short-term loan, net	1,000,000	—
Receipt of convertible loan	—	504,102
Issuance of shares, net	2,267,914	—
Exercise of options	1,548	90
Repayment of long-term loans	—	(1,080,872)
Net cash provided by (used in) financing activities	3,269,462	(576,680)
Effect of exchange rate changes on cash and cash equivalents from operations	(14,788)	6,018
Increase (decrease) in cash and cash equivalents	276,398	(1,983,671)
Cash and cash equivalents — beginning of year	706,858	2,690,529
Cash and cash equivalents — end of year	$983,256	$706,858

NON-CASH ACTIVITY:
Conversion of convertible loan	$377,965	$—
Appendix A - Supplemental disclosure of cash flow information:
Cash paid for income taxes	$20,118	$1,287
Cash paid for interest	$1,136	$73,553

The accompanying notes are an integral part of the consolidated financial statements.

Safend, Ltd. — December 31, 2010 and 2009

NOTE 1       - DESCRIPTION OF BUSINESS AND GENERAL

A.                        Description of business

Safend Ltd. (Formerly-G.S.T.T. Ltd.) (“the Company”), an Israeli Company, was incorporated and commenced operations on March 4, 2003. During 2004, the Company’s name was changed to Safend Ltd.

The Company is engaged in research, development, manufacturing and selling of computer security products. In addition, until the middle of 2004, the Company provided consulting services regarding security projects.

In October 2004, the Company established a wholly owned U.S. subsidiary, Safend Inc. (the “Subsidiary”), in Philadelphia, which commenced operations in October 2004, and was engaged in 2004 in providing the Company with marketing and business development services.

From 2005, the Subsidiary became a low risk distributor of the Company’s products.

In December 2008, the Company established a wholly owned subsidiary, Safend S.A., located in Luxemburg. The subsidiary commenced operations in January 2009.

B.                          Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding demand and market acceptance of the Company’s product, the effects of technological change, competition and the development of new products. Additionally, other risk factors exist such as the nature of the Company’s distribution channels, ability to manage growth, loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

The consolidated financial statements of the Company for the year ended December 31, 2010, reflect a net loss in the amount of $3,147,626 and negative cash flows from operating activities in the amount of $3,000,916.

The Company anticipates that it will continue to incur significant operating costs in connection with developing and marketing of its products and with increased business development efforts.

NOTE 2       - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements, are as follows:

A.                        Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.                          Financial Statements in U.S. Dollars

The reporting currency of the Company is the U.S. dollar (“dollar” or “$”). The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the dollar, and the dollar has been determined to be the Company’s functional currency.

Transactions and balances originally denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into dollars in accordance with the principles set forth in ASC 830-10 (formerly “SFAS No. 52”). All exchange gains and losses from remeasurement of monetary balance sheet items resulting from transactions in non-dollar currencies are reflected in the statements of operations as they arise.

C.                          Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of the Company and its subsidiary.  The results of the subsidiary are included from the date of commencement of its operations. Intercompany transactions and balances between the Company and its subsidiary have been eliminated in the consolidated financial statements.

D.                         Cash equivalents

Cash equivalents consist of demand deposits in banks and other short-term, highly liquid investments with original maturities of less than three months.

E.                           Property and equipment

Property and equipment are presented at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

Years

Computers and software	3
Furniture and office equipment	7-15
Leasehold improvements	Based on lease period

In accordance with ASC 360-10 (formerly “SFAS No. 144”, “Accounting for Impairment or Disposal of Long-Lived Assets” of the FASB), Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. As of December 31, 2010, no impairment expenses have been recorded.

F.                           Revenue recognition

The Company recognizes revenues in accordance with the American Institute of Certified Public Accountants (“AICPA”) ASC 985-605-15 (formerly “Statement of Position 97-2”, “Software Revenue Recognition”). Revenues from software license fees are recognized when persuasive evidence of an arrangement exists, the software product covered by written agreement or a purchase order signed by the customer has been delivered, the license fees are fixed and determinable and collection of the license fees is considered probable. The Company’s products generally do not require significant customization. When software arrangements involve multiple elements the Company allocates revenue to each element based on the relative fair values of the elements. The Company’s determination of fair value of each element in multiple element arrangements is based on vendor-specific objective evidence (“VSOE”). The Company limits its assessment of VSOE for each element to the price charged when the same element is sold separately.

Revenues from services are recognized as such services are performed.

G.                          Research and development costs

Research and development costs, net of participation by the Israeli Office of the Chief Scientist (“OCS”), are charged to operations as incurred.

H.                         Organization costs

Organization costs are expensed as incurred in accordance with the ASC 720-15-55 (formerly American Institute of Certified Public Accountants’ Statement of Position No. 98-5) “Reporting on the Costs of Start-Up Activities”.

I.                              Stock-based compensation

The Company follows ASC- 718-10 Compensation (formerly SFAS No. 123R (revised 2004), “Share-Based Payment”). This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued. For the purpose of presenting information required under SFAS No. 123R, the fair value of the option grants has been estimated on the date of the grant using the Black & Scholes option pricing model with a risk free interest rate between 1.8%-5.0%, volatility between 45.9%-60%, 3.5-7 years expected life and no dividends.

J.                             Fair value of financial instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, trade accounts receivable, other current assets, trade accounts payable and other current liabilities. In view of their nature, the fair value of the financial instruments included in working capital of the Company is usually identical or substantially similar to their carrying amounts.

K.                         Concentrations of credit risk

As of December 31, 2010 and 2009, the Company had cash and cash equivalents totaling $983,256 and $706,858, respectively of which 90% are deposited in a major Israeli financial institutions. Management believes that the financial institutions holding the Company’s cash and cash equivalents are financially sound.

L.                           Income taxes

The Company uses the liability method to determine its income tax expense as required under the Statement of ASC 740-10 (formerly Financial Accounting Standards No. 109 (SFAS 109)). ASC 740-10 requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable temporary differences and operating loss carryforwards. Valuation allowances are established when necessary; to reduce deferred tax assets, if it is more likely than not that all or a portion of it will not be realized.

M.                      Derivative Financial Instruments

ASC 815-10 (formerly SFAS No.133 “Accounting for Derivative Instruments and Hedging Activities”) as amended by ASC 815-10-15 (formerly SFAS No.138) and ASC 815-10-15-96 (formerly SFAS 149), requires, principally, the presentation off all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value.

Gain and losses resulting from changes in the fair value derivative instruments would be accounted for depending on the use of the derivative and whether if qualifies for hedge accounting.

N.                         Recently issued accounting standard:

ASC 105 Generally Accepted accounting principles  (SFAS No. 168- “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”-a replacement of FASB Statement No. 162)

On June 29, the FASB issued Statement 168. The FASB notes that “the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. [GAAP] recognized by the FASB to be applied by nongovernmental entities. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative.”

Update 2009-14, Software (Topic 985):

The Task Force reached a consensus to amend the scope of ASC 985-605 (formerly SOP 97-2 and Issue 03-5) such that all tangible products containing both software and nonsoftware components that function together to deliver the product’s essential functionality will no longer be within the scope of ASC 985-605. That is, the entire product (including the software deliverables and nonsoftware deliverables) would be outside the scope of revenue recognition guidance specific to software in ASC 985-605 and would be accounted for under other accounting literature.

The Task Force provided the following considerations for entities that are determining whether the software and nonsoftware components function together to deliver the product’s essential functionality and are thus outside the revised scope of ASC 985-605:

• Sales of the tangible product without the software elements are infrequent.

• If the only difference between two product models is that one includes software and the other does not, both models should be considered the same product in the evaluation of whether software is essential to the product’s functionality.

• Sales of software on a stand-alone basis should not cause a presumption that software is not essential to a product’s functionality.

• The software does not necessarily need to be embedded within the tangible product to be considered essential to the product’s functionality.

• The hardware must substantively contribute to the tangible product’s essential functionality.

The Company is currently evaluating the effect that the adoption of ASC 985-605 will have on its financial statements.

NOTE 3       - TRADE ACCOUNT RECEIVABLE

	December 31,
	2010	2009

Trade receivable	$3,435,497	$1,762,153
Income receivable	241,258	278,919
Doubtful debts / Credit allowance	(27,796)	(7,103)
Deferred revenue	(1,701,240)	(556,694)
	$1,947,719	$1,477,275

NOTE 4       - OTHER CURRENT ASSETS

	December 31,
	2010	2009

Government institutions	$77,423	$64,827
Prepaid expenses	502,830	189,732
Grants receivable from OCS and others	181,063	371,858
Other accounts receivable	14,003	52,009
	$775,319	$678,426

NOTE 5       - PROPERTY AND EQUIPMENT

	December 31,
	2010	2009

Cost:
Computers and software	$750,013	$673,219
Furniture and office equipment	87,907	86,902
Leasehold improvements	67,673	64,326
	905,593	824,447

Less - accumulated depreciation:
Computers and software	$627,184	$510,173
Furniture and office equipment	35,579	25,736
Leasehold improvements	63,032	56,716
	725,795	592,625

	$179,798	$231,822

NOTE 6       - OTHER CURRENT LIABILITIES

	December 31,
	2010	2009

Employees, institutions and other	$929,176	$1,186,914
Deferred revenues	812,594	696,907
Accrued expenses	250,234	279,577
	$1,992,005	$2,163,398

NOTE 7       - SHORT TERM BANK LOAN

In December 2010, the Company received a loan from the bank in an amount of $1,000,000.  The loan shall be repaid on March 15th, 2011.  The annual interest is libor plus 2.5%.

NOTE 8       - CONVERTIBLE LOAN

In September 2009, the Company signed a convertible bridge loan agreement in the amount of up to $1.595 million. The loan amount will be disbursed to the Company in three installments .The first installment of $515 thousand was received during September 2009 and additional two equal installments of up to $540 thousand shall be subject to capital calls by the Company.

Some of the investors shall advance its pro rata portion of the second and third Installments, it being acknowledged that the participation by the other Lenders in the second and third Installments shall be optional. To the extent any lender does not participate in full in the second and third Installments, the remaining lenders shall be entitled, but not obligated, to participate in the balance of each such installment.

The loan amount shall bear interest at the rate of 8% per annum, compounded annually, from the date of each installment actually received by the Company and until its full repayment. The Company will repay to the Lenders, pari passu and pro rata to their respective portions thereof, each installment together with the interest accrued thereon upon the expiration of the 24 months following the disbursement of each such Installment (unless such installment will have previously been converted).

In the event that a Qualified Financing Round (equity financing round in the amount of at least US $4,000,000) is consummated prior to conversion of the outstanding loan amount or repayment then each Lender must elect either one of the following:

To convert the entire outstanding loan into an equity investment in the Company on the same terms and conditions applicable to such transaction, with the same rights, privileges and preferences as the shares issued to the investors, but at a price per share equal, to a discount of 5% per month of the lowest price per share paid by the investors, for each month such Installment has remained outstanding up to a maximum discount of 30% in respect of each such Installment; or

To receive immediate repayment of the outstanding loan amount plus any Interest accrued.

In the event a Non-Qualified Financing Round is consummated prior to conversion of the outstanding loan amount or repayment, each lender shall be entitled, at its sole and absolute discretion,  to demand, to convert, entire outstanding loan amount  loaned by it into an equity investment in the Company on the same terms and conditions applicable to such transaction, such that the lender shall receive the same type of securities with the same rights, privileges and preferences as the shares issued to the investors but at a price per share equal to a discount of 5% per month of the lowest price per share paid by the investors, for each month such Installment has remained outstanding up to a maximum discount of 30% in respect of each such Installment.

In 2010, the Company issued Series D-1 Preferred Shares to certain investors constituting some (but not all) of the parties (the “Lenders”) to that certain Convertible Loan Agreement executed in September of 2009 (the “Convertible  Loan Agreement”) by converting the Lenders’ respective portion of the US $515,000 that was received by the Company during September 2009 under the Convertible Loan Agreement (in an amount of US $377,965)  into 555,831 Series D-1 Preferred Shares (triggering anti-dilution protection). The Convertible Loan Agreement transaction, was also amended so that after January 21st, 2010, the Company can no longer make any additional capital calls under the Bridge Loan Agreement.

NOTE 9       - LIABILITY FOR SEVERANCE PAY, NET

The Company’s liability for severance pay is calculated in accordance with Israeli law. Part of the liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company’s control. The balance presented in liability for severance pay, net, represents the unfunded portion.

The aggregate value of the insurance policies as of December 31, 2010 and 2009 were $ 886 thousand and $ 547 thousand, respectively.

Severance pay expenses, net for the years ended December 31, 2010 and 2009 were $2 thousand and $11 thousand, respectively.

NOTE 10     - COMMITMENTS AND CONTINGENT LIABILITIES

A.                        In January 2006, The Company signed an agreement to lease premises for a period of two years ending in January 2008, with a renewal option of one year. The agreement was renewed until January 24, 2012, with a renewal option of additional one year.

In addition the premises of the subsidiary in the United States are rented until June 2009, with a renewal option of one year. The agreement was renewed until June 30, 2011.

Future aggregate minimum annual rental payments pursuant to the existing lease commitments in effect as of December 31, 2010, are as follows:

Year	$ in thousand
2011	296
2012	23

As part of the agreement, the Company has provided the lessor with a bank guarantee of approximately $59 thousand.

B.                          The Company rents motor vehicles under lease agreements, which expire in several dates during 2011 and 2012. The annual rental payments are approximately $ 146 thousand.

C.                          Israeli Office of the Chief Scientist (“OCS”)

The Company received approval from the Israeli OCS for its participation in research and development costs of the Company, in the amount of approximately $ 450 thousand (2 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones. Pursuant to such program, the OCS will participate in 40% of the approved project for a period of 12 months until February 28, 2005.  As of December 31, 2010, the Company had received participation in the aggregate amount of approximately $ 178 thousand (770 thousand NIS).

In June, 2005, the Company received approval from the Israeli OCS for its participation in research and development costs of the Company, in the amount of approximately $ 1.2 million (5.5 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones.

Pursuant to such program, the OCS will participate in 40% of the approved project for a period of one year until February 28, 2006.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 480 thousand (2.2 million NIS).

In April 2006, the Company received an additional approval from the OCS for its participation in research and development costs of the Company, in the amount of approximately $1.7 million (8 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones. Pursuant to such program, the OCS will participate in 40% of the approved project for a period of one year until February 28, 2007.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 739 thousand (3.1 million NIS).

In April 2007 the Company received an additional approval from the OCS for its participation in research and development costs of the Company, in the amount of approximately $1.8 million (7.4 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones.

Pursuant to such program, the OCS will participate in 40% of the approved project for a period of one year until February 28, 2008.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 768 thousand (2.9 million NIS).

In June 2008 the Company received an additional approval from the OCS for its participation in research and development costs of the Company, in the amount of approximately $2.2 million (7.4 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones.

Pursuant to such program, the OCS will participate in 40% of the approved project for a period of one year until February 28, 2009.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 752 thousand (2.8 million NIS). An amount of NIS 135 was not approved on final OCS audit.

In October 2009 the Company received an additional approval from the OCS for its participation in research and development costs of the Company, in the amount of approximately $2.6 million (9.5 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones.

Pursuant to such program, the OCS will participate in 30% of the approved project for a period of one year until December 31, 2009.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 757 thousand (2.8 million NIS)

In May 2010 the Company received an additional approval from the OCS for its participation in research and development costs of the Company, in the amount of approximately $3.1 million (11.2 million NIS) based on a budget approved by the OCS, subject to the fulfillment of specified milestones.

Pursuant to such program, the OCS will participate in 40% of the approved project for a period of one year until December 31, 2010.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $ 967 thousand (3.6 million NIS).

The Company is obligated to pay the Government of Israel royalties of 3.5% on the sales of products in respect of which the Government has participated in research and development costs. Such payments are not to exceed the amount originally received from the Government, linked to the dollar.

As of December 31 2010, the Company paid royalties in the amount of $621 thousand and has royalties accrued in the amount of approximately $108 thousand.

D.                         The Eurostars Programme

The Company received approval from The Eurostars Programme (a European innovation programme managed by EUREKA) for its participation in research and development costs of the Company, in the amount of approximately $ 880 thousand (3.45 million NIS) based on a budget approved by the Eurostars Programme, subject to the fulfillment of specified milestones. Pursuant to such program, the Eurostars Programme will participate in 40% of the approved project for a period of 12 months until May 31, 2010.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $304 thousand (1,149 thousand NIS).

E.                           Marketing costs

The Company received approval from Ministry of Industry, Trade and Labor (consortiums fund) for its participation in marketing costs of the Company, in the amount of approximately $75.8 thousand (303.2 thousand NIS) based on a budget approved by the consortiums fund, subject to the fulfillment of specified requirements. Pursuant to such program, the consortiums fund will participate in 50% of the approved project for a period of 12 months until March 15, 2010.

As of December 31, 2010, the Company has received participation in the aggregate amount of approximately $32 thousand (122 thousand NIS).

NOTE 11 - SHAREHOLDERS’ EQUITY

A.                        General

Ordinary shares and Series A, B and C preferred shares confer to holders the right to receive notice to participate and vote in the general meetings of the Company and the right to receive dividends if declared. In liquidation the holders of preferred shares will be entitled to receive in preference to holders of ordinary shares.

The holders of preferred shares have the right to convert the preferred shares into ordinary shares, at the conversion terms as set in the agreement.

Deferred shares do not grant the right to vote in the general meetings of the Company and the right to receive dividends.

B.                          Issuance of share capital

(1)                        In September 2004, the Company signed an agreement with various founders according to which, the Company issued the investors 1,534,900 ordinary shares NIS 0.01 par value at their nominal value.

(2)                        In September 2004, the Company signed an agreement with various investors according to which, the Company issued the investors 1,544,900 preferred A shares NIS 0.01 par value of the Company, in consideration for US$ 1,750,000, out of which, US$ 875,000 was received as of September 2004 and a deferred sum of US$ 875,000 was received in April 2005.

(3)                       In February 2005, the Company signed an agreement with an investor, according to which, the Company issued the investor 441,400 preferred A shares NIS 0.01 par value of the Company, in consideration for US$ 500,000.

(4)                          In January 2006, the Company signed an agreement with various investors, according to which, the Company issued the investors 3,884,522 Preferred B shares NIS 0.01 par value of the Company in consideration for US$ 7,400,000.

(5)                          In 2007 a total of 61,275 options were exercised by former employees to 61,275 ordinary shares NIS 0.01 of the Company in consideration for US$ 15,933.

(6)                          In February 2008, the Company signed an agreement with various investors, according to which, the Company issued the investors 3,655,564 Preferred C shares NIS 0.01 par value of the Company in consideration for $ 9,000,000.

(7)                          In 2008 a total of 176,036 options were exercised by existing and former employees to 176,036 ordinary shares NIS 0.01 of the Company in consideration for US$ 884.

(8)                          In 2009 a total of 35,034 options were exercised by an employee to 35,034 ordinary shares NIS 0.01 of the Company in consideration for US$ 90.

(9)                          On January 21st, 2010, the Company signed an agreement with various investors, according to which the Company issued the investors an aggregate of 1,590,678 Series D Preferred Shares, par value NIS 0.01 of the Company, in consideration for an aggregate of US $1,352,076 (triggering anti-dilution protection under the Company’s Articles of Association with respect to the existing holders of Preferred Shares of the Company), as well as warrants to purchase an additional 556,737 Series D Preferred Shares for a purchase price of US $0.85 per share (also triggering anti-dilution protection).

Based on the agreement of January 21st 2010, the Company issued, in August 2010, the investors an aggregate of 1,250,547 Series D Preferred Shares, par value NIS 0.01 of the Company, in consideration for an aggregate of US $1,062,965 (triggering anti-dilution protection under the Company’s Articles of Association with respect to the existing holders of Preferred Shares of the Company), as well as warrants to purchase an additional 437,691 Series D Preferred Shares, at a warrant exercise price of US $0.85 per share (also triggering anti-dilution protection).

(10)                    In 2010 a total of 80,691 options were exercised by an employee to 80,691 ordinary shares NIS 0.01 of the Company in consideration for US$ 1,548.

C.                          Stock options

(1)                        Share option plans to employees outstanding as of December 31, 2010:

In December 2004, the Company granted certain employees options to purchase 288,000 ordinary shares NIS 0.01 par value. The options will vest over various periods not exceeding four years and will expire ten years from the date of grant. The exercise price will be $0.22656 per share.

In 2005, the Company granted additional options to purchase 234,100 ordinary shares at the same terms.

In 2006, the Company granted additional options to purchase 662,000 ordinary shares NIS 0.01 par value at an exercise price of $ 0.45 per share.

In 2007, the Company granted additional options to purchase 349,000 ordinary shares NIS 0.01 par value at an exercise price of $ 0.45 per share.

In 2008, the Company granted additional options to purchase 913,860 ordinary shares NIS 0.01 par value at an average exercise price of $ 0.42 per share.

In 2009, the Company granted additional options to purchase 533,827 ordinary shares NIS 0.01 par value at an average exercise price of $ 0.31 per share.

In 2010, the Company granted additional options to purchase 746,300 and 601,000 ordinary shares NIS 0.01 par value at an average exercise price of $ 0.197 and 0.00269 per share, respectively.

(2)                    Share option plans to the board of advisors outstanding as of December 31, 2010:

In December 2004, the Company granted various members of the Board of Advisors options to purchase 22,000 ordinary shares NIS 0.01 par value, in exchange for their services. Those options will vest over 2 years, and the exercise price will be $0.22656 per share.

In 2005, the Company granted additional 16,000 options at the same terms.

In 2006, the Company granted additional 40,000 options to a board member.

The options will vest over four years and will expire ten years from the date of grant.  The exercise price will be $0.45 per share.

In 2008, the Company granted additional 10,000 options to a board of advisors.

The options will vest over four years and will expire ten years from the date of grant.  The exercise price will be $0.6 per share.

In 2009, the Company granted additional 45,000 options to a board of advisors.

The options will vest over two-four years and will expire ten years from the date of grant.  The exercise price will be $0.2653 per share.

In 2010, the Company granted additional 5,000 options to a board of advisor. The options will vest over three years and will expire ten years from the date of grant.  The exercise price will be $0.197 per share.

Following is a summary of the status of the Company’s share option plans as of December 31, 2010 and 2009, as well as changes during the years:

	2010		2009
	Weighted average		Weighted average
		Exercise
	Shares	price	Shares	Shares

Options outstanding at the beginning of the year	1,650,170	$0.393	1,452,749	$0.44
Granted during the year	1,352,300	0.11	578,827	0.31
Forfeitured during the year	91,125	—	346,375	—
Exercised to shares during the year	80,691	0.0189	35,034	0.00278
Outstanding at the end of the year	2,830,654	$0.262	1,650,170	$0.393

Options exercisable at year-end	1,459,212	$0.3	669,984	$0.399

The weighted average fair value of options granted during 2010 and 2009 are $0.14 and $0.13 per share, respectively.

The following table summarizes information about share options outstanding as of December 31, 2010:

Outstanding as of			Exercisable as of
December 31, 2010			December 31, 2010
Range of		Weighted
exercise	Number	average	Number
prices	outstanding	remaining	exercisable
		(in years)
$ 0.002662	201,000	9.605	83,164
$ 0.00269	400,000	9.057	232,500
$ 0.00277	35,036	7.178	23,355
$ 0.197	730,300	9.229	127,692
0.22656	172,000	4.394	172,000
0.2653	370,750	8.868	111,438
0.45	522,000	6.034	478,625
$ 0.6	374,800	7.488	213,925
0.0024	24,768	7.964	16,513
$ 0.0024 – $ 0.6	2,830,654	7.964	1,459,212

NOTE 12     - RESEARCH AND DEVELOPMENT EXPENSES, NET

	Year ended
	December 31,
	2010	2009
Salaries and related expenses	$3,637,864	$3,112,786
Car expenses	237,726	230,531
Travel expenses	151,239	108,096
Consultants and subcontractors	141,983	174,746
Rent and maintenance	267,685	250,447
Depreciation and amortization	97,188	102,934
Other	394,642	346,665
	4,928,327	4,326,205
Less-Participation from the OCS	1,395,885	795,345
	$3,532,442	$3,530,860

NOTE 13     - MARKETING EXPENSES, NET

	Year ended
	December 31,
	2010	2009
Salaries and related expenses	$2,312,350	$2,231,024
Travel expenses	430,804	413,525
Consultants and subcontractors	140,218	57,457
Professional fees	409,027	335,437
Rent and maintenance	132,478	153,587
Depreciation and amortization	19,515	27,938
Advertising	220,604	217,486
Other	470,381	393,082
	4,135,377	3,829,536
Less-Participation from the Ministry of Industry, Trade and Labor	—	33,927
	$4,135,377	$3,795,609

NOTE 14     - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended
	December 31,
	2010	2009
Salaries and related expenses	$697,175	$600,977
Car expenses	35,705	35,660
Travel expenses	24,620	11,051
Professional fees	242,249	202,570
Rent and office maintenance	48,126	40,113
Depreciation and amortization	16,467	15,535
Office supplies & Other	86,335	85,911
	$1,150,677	$991,817

NOTE 15     - INCOME TAXES

A.                        Tax law applicable to the company

Until 2008 the Company was subject to the Income Tax Law (Inflationary Adjustments)-1985, pursuant to which taxable income is measured on the basis of changes in the Israeli Consumer Price Index.

B.                          On February 26, 2008 a new law for amending the Income Tax Law was passed in the Knesset -”Income Tax Ordinance (No. 20), 2008”. The new law ends the application of inflationary adjustments on taxable income starting 2008 tax year.

C.                          In July 23, 2009 the economic efficiency law 2009 (set forth - “regularization law”) was published. According to the regularization law, the tax rates of 26% and 25% established for companies in the years 2009 and 2010 accordingly, will be reduced gradually starting the year 2011, with tax rate of 24% until the tax year 2016 with tax rate of 18%.

D.                         The Company and its subsidiary have not received final tax assessments since their incorporation.

E.                           Law for the Encouragement of Capital Investments, 1959

In August 2006, the Company was granted “approved enterprise” status under the tax-exempt benefit track, as provided by the Israeli Law for the Encouragement of Capital Investments - 1959. The tax-exempt benefit track provides for a tax exemption on undistributed earnings derived from assets included in the approved enterprise investment program for the first two years of the seven - year benefit period and a 25% tax rate for the remaining five years of the benefit period.

In December 2008, the Company determined 2007 as the elected year for the purpose of “approved enterprise” according to clause 51D under the Israeli Law for the Encouragement of Capital Investments — 1959.

The period in which the Company receives the abovementioned tax benefits is limited to seven years from the first year that taxable income is generated, and such benefits must be utilized within 12 years from the year that operation of the approved enterprise or 14 years from the approval certificate, the earliest to occur.

Dividends paid from earnings that benefited from the approved enterprise tax status are subject to a 15% tax to the recipient (for a period of 12 years from the end of the seven-year benefit period), whereas dividends paid out of other earnings are subject to tax to the recipient at the rate of 25% (or lower if paid to a treaty country), except when paid to another Israeli company, in which case such dividends are exempt from tax.

The income of the Company that is not derived from assets, which are eligible for reduced taxation benefits, as described above, is taxed at the statutory rate for Israeli companies, which for 2009 tax-year is 26%. The above tax benefits are conditioned upon fulfillment of the requirements stipulated by the aforementioned law and the regulations promulgated there under, as well as the criteria set forth in the certificates of approval.

In the event of failure by the Israeli subsidiary to comply with this condition, the tax benefits could be canceled, in whole or in part, and the Israeli subsidiary would be required to refund the amount of the canceled benefits, plus interest and certain inflation adjustments.

If the investments of non-Israeli investors (as such investments are defined by the law) will exceed 25% then the seven-year benefit period mentioned above may be extended to ten years. If the investment of non-Israeli investors is 49% or more, then the rate of tax on earnings derived from assets included in the approved enterprise investment program will decrease to 10% - 20%, depending on the level of ownership by non-Israeli investors, examined on a yearly basis.

On December 29, 2010 the law of the economic policy was approved.  Under the law of the economic policy, the law for the Encouragement of Capital Investments — 1959 was amended (hereinafter — “amendment”).  According to the amendment, the various tax courses were cancelled and determined the fixed tax rates for the manufacturing cycle of the Company.  The new tax rates are:  15% for 2011-2012, 12.5% for 2013-2014 and 12% for 2015 onwards.  The adoption date of the amendment is from January 1, 2011.  The Company may chose to adopt the amendment, and give up the remaining benefits entitled by law before its amendment.  The Company decided not to adopt the amendment.

NOTE 16     - RECONCILIATION TO IFRS

A.                  Income Statement

The consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. Had the consolidated financial statements been prepared in accordance with International Financial Reporting Standards, the effect on the net loss presented in the statement of operations would have been as follows:

	For the year ended
	2010	2009
Loss for the period
As presented	$3,147,626	$1,420,688
IFRS Adjustments
Liability for severance and pension pay and vacation	(14,362)	68,006
Stock based compensation expenses	27,800	(27,488)
Beneficial Conversion Feature	(195,104)	—
Chief Scientist and other governmental obligations	(521,070)	370,405
	(702,736)	410,923

As per IFRS	$2,444,890	$1,831,611

B.                          Shareholders equity items

The consolidated financial statements of the Company have been prepared in accordance with U.S.GAAP. Had the consolidated financial statements been prepared in accordance with International Financial Reporting Standards, the effect on the balance sheet would have been as follows:

	2010	2009
Accumulated Deficit
As presented	$(21,925,034)	$(18,777,408)
IFRS Adjustment
Liability for severance and pension pay and vacation	9,899	(4,463)
Stock based compensation	(37,294)	(9,494)
Beneficial Conversion Feature	195,104	—
Chief Scientist and other governmental obligations	(2,426,567)	(2,947,637)
	(2,258,858)	(2,961,594)

As per IFRS	$(24,183,892)	$(21,739,002)

Additional paid in capital
As presented	$21,914,194	$18,906,031
IFRS Adjustment
Beneficial Conversion Feature	(220,714)	—
Stock based compensation	(583,247)	(433,929)
As per IFRS	$21,110,233	$18,472,102

C.                          Balance sheet summary and Statement of operation summary according to IFRS

	December 31,
	2010	2009
Balance sheet

Current assets	$3,725,844	$2,943,376

Non-current assets	191,802	266,824

Total assets	3,917,646	3,210,200

Current liabilities	(3,581,320)	(2,411,936)

Long term liabilities	(2,757,047)	(3,590,385)

Total liabilities	(6,338,367)	(6,002,321)

Equity	2,420,721	2,792,121
	$3,917,646	$3,210,200

Statement of operation

Total income	$6,207,594	$7,339,232

Total expenses	8,652,484	9,170,843

Net loss	$(2,444,890)	$(1,831,611)

D.                          Consolidated statements of operation

	Year ended
	December 31, 2010
	US GAAP	Adjustment to IFRS	IFRS

Revenues	$6,207,594	$—	$6,207,594

Cost of revenues	(289,663)	223,231	(66,432)

Gross profit	5,917,931	223,231	6,141,162

Operating costs and expenses:

Research and development expenses, net	(3,532,442)	346,935	(3,185,507)

Marketing expenses, net	(4,135,377)	(3,638)	(4,139,015)

General and administrative expenses	(1,150,677)	(58,896)	(1,209,573)

Total operating expenses	(8,818,496)	284,401	(8,534,095)

Operating loss before financing expenses, net	(2,900,565)	507,632	(2,392,933)

Financing expenses, net	(237,636)	195,104	(42,532)

Loss before income taxes	(3,138,201)	702,736	(2,435,465)

Tax expenses	(9,425)	—	(9,425)

Net loss	$(3,147,626)	$702,736	$(2,444,890)

	Year ended
	December 31, 2009
	US GAAP	Adjustment to IFRS	IFRS

Revenues	$7,339,232	$—	$7,339,232

Cost of revenues	(274,439)	274,438	(1)

Gross profit	7,064,793	274,438	7,339,231

Operating costs and expenses:

Research and development expenses, net	(3,530,860)	(657,471)	(4,188,331)

Marketing expenses, net	(3,795,609)	(22,932)	(3,818,541)

General and administrative expenses	(991,817)	(4,958)	(996,775)

Total operating expenses	(8,318,286)	(685,361)	(9,003,647)

Operating loss before financing expenses, net	(1,253,493)	(410,923)	(1,664,416)

Financing expenses, net	(163,783)	—	(163,783)

Loss before income taxes	(1,417,276)	(410,923)	(1,828,199)

Tax expenses	(3,412)	—	(3,412)

Net loss	$(1,420,688)	$(410,923)	$(1,831,611)

NOTE 16 - RECONCILIATION TO IFRS (Cont)

E.                            Statements of changes in shareholders’ equity (deficiency) per IFRS

	Ordinary shares		Preferred A shares		Preferred B shares		Preferred C shares		Preferred D shares		Preferred D-1 shares		Additional paid-in	Stock-based compensation	Accumulated other comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	fund	Shares	Amount	Shares	Amount	capital	of shares	income	deficit	Total

Balance — January 1, 2009	1,782,211	4,224	1,986,300	4,611	3,884,522	8,439	3,655,564	10,180	—	—	—	—	18,472,102	359,960	—	(19,907,391)	(1,047,875)
Based stock compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	83,464	—	—	83,464
Foreign currency	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,811	—	3,811
Exercise of options	35,034	90	—	—	—	—	—	—	—	—	—	—	—	—	—	—	90
Net loss for the year	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,831,611)	(1,831,611)

Balance - December 31, 2009	1,817,245	4,314	1,986,300	4,611	3,884,522	8,439	3,655,564	10,180	—	—	—	—	18,472,102	443,424	3,811	(21,739,002)	(2,792,121)
Exercise of options	80,691	215	—	—	—	—	—	—	—	—	—	—	1,333	—	—	—	1,548
Issuance of shares(*)	—	—	—	—	—	—	—	—	2,841,224	7,585	—	—	2,260,329	—	—	—	2,267,914
Conversion of convertible loan	—	—	—	—	—	—	—	—	—	—	555,831	1,496	376,469	—	—	—	377,965
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,254)	—	(8,254)
Based stock compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	177,117	—	—	177,117
Net loss for the year	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,444,890)	(2,444,890)
Balance - December 31, 2010	1,897,936	$4,529	1,986,300	$4,611	3,884,522	$8,439	3,655,564	$10,180	2,841,224	$7,585	555,831	$1,496	$21,110,233	$620,541	$(4,443)	$(24,183,892)	$(2,420,721)

(*)  Net of issuance costs in the amount of approximately $147 thousand.

NOTE 17     - CONDENSED FINANCIAL DATA OF THE COMPANY IN NOMINAL NIS FOR TAX PROPOSES ONLY

A.   Balance Sheets

	December 31,
	2010	2009
	NIS	NIS
ASSETS

CURRENT ASSETS
Cash and cash equivalents	3,158,467	1,683,436
Trade accounts receivable	3,383,359	2,233,692
Related parties	27,622,374	26,246,246
Other current assets	2,535,394	2,387,735

Total current assets	36,699,594	32,551,109

LONG-TERM PREPAID EXPENSES	46,938	90,955

PROPERTY AND EQUIPMENT, NET	639,423	853,231

	37,385,955	33,495,295

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Short term bank loan	3,553,473	—
Convertible bridge loan	423,105	—
Trade accounts payable	647,870	368,576
Other current liabilities	5,881,474	6,186,525
Total current liabilities	10,505,922	6,555,101

EXCESS OF LOSSES OVER INVESTMENT IN SUBSIDIARY	29,040,298	25,995,900

LONG-TERM LIABILITIES
Liability for severance pay, net	282,612	295, 956
Long — term deferred revenue	575,770	321, 378
Convertible bridge loan	—	1,904,374
Total long-term liabilities	858,382	2,521,708

SHAREHOLDERS’ EQUITY (DEFICIENCY)	(3,822,729)	(1,577,414)

	36,581,873	33,495,295

B.   Statements of operations

	Year ended December 31,
	2010	2009
	NIS	NIS

Revenues	15,869,012	17,757,428

Cost of revenues	(1,031,878)	(1,074,687)

Gross profit	14,837,134	16,682,741

Operating costs and expenses:

Research and development expenses, net	(13,254,521)	(13,929,684)

Marketing expenses, net	(5,790,088)	(5,308,032)

General and administrative expenses	(3,756,699)	(3,138,102)

Total operating expenses	(22,801,308)	(22,375,818)

Operating loss before financing income (expenses), net	(7,964,174)	(5,693,077)

Financing income (expenses), net	(1,718,697)	3,569,910

Loss after financing income (expenses), net	(9,682,871)	(2,123,167)

Company’s share in gain (loss) of the subsidiaries	(3,805,866)	(3,670,728)

Net loss	(13,488,737)	(5,793,895)